EXHIBIT 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 12, 2019

Panhandle Oil and Gas Inc.

Grand Centre, Suite 300

5400 North Grand Blvd.

Oklahoma City, OK 73112

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and to the inclusion of information taken from the reports listed below in the Panhandle Oil and Gas Inc. Annual Report on Form 10-K (“the 10-K”):

•	Report as of September 30, 2019 on Reserves and Revenue of Certain Properties with interests attributable to Panhandle Oil and Gas Inc.;
•	Report as of September 30, 2018 on Reserves and Revenue of Certain Properties with interests attributable to Panhandle Oil and Gas Inc.; and
•	Report as of September 30, 2017 on Certain Properties owned by Panhandle Oil and Gas Inc.

We further consent to the inclusion of our report of third party dated October 7, 2019, as Exhibit 99 in the 10-K.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716